Exclusive Business Cooperation Agreement
[Original Chinese language text omitted]

Form of
Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on April 17, 2009 in Fuzhou, the People’s Republic of China (“China” or the “PRC”).

Party A:	Fujian Across Express Information Technology Co., Ltd. (formerly named as “Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd.”)
Address:	Building 3, No. 54, Hongliao Street, Shoushan Village, Jinan District, Fuzhou

Party B:	Fujian Fenzhong Media Co., Ltd. (formerly named as “Fuzhou Fenzhong Co., Ltd.”)
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

A.	Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide technical and consulting services.

B.
Party B is a company with exclusively domestic capital registered in China and may engage in the advertising media business (the “Principal Business”) as approved by the relevant governmental authorities in China.

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C.
CHENG Zheng, with Chinese Identification Card No.: 350103197103110058, and BIAN Chunlan, with Chinese Identification Card No.: 350103521126002, are the shareholders of Party B (collectively the “Shareholders of Party B”), and respectively holds 80% and 20% of the equity interests in Party B.

D.
Party A, Party B and Shareholders of Party B entered into two agreements on November 2, 2003 and December 1, 2003 respectively (collectively the “2003 Two Agreements”); as provided in the Two Agreements, Party A would provide support and services to Party B for its operation and management, and as a consideration for the said support and services, the total profits occurring from Party B shall be paid to Party A after deduction of certain taxes and expenses; Additionally, the parties thereof agreed that, subject to Party A’s request, the parties shall enter into additional agreements or documents relating to the matters and other matters concerned in the Two Agreements in the form of supplementary agreements.

E.
Lender, Shareholders of Fujian Fenzhong, Fujian Fenzhong and WU Xiujuan, a Chinese natural person, entered into two agreements on January 2, 2008 and July 10, 2008 respectively (the “2008 Two Agreements”, together with the 2003 Two Agreements, the “Four Agreements”); as provided in the 2008 Two Agreements, the total profits occurring from Party B shall be paid to Party A after deduction of certain taxes and expenses as a consideration for the support and services provided by Party A; Additionally, the parties thereof agreed that, subject to Party A’s request, the parties shall enter into additional agreements or documents relating to the matters and other matters concerned in the 2008 Two Agreements in the form of supplementary agreements.

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F.
Party A is willing to provide Party B with technical support, consulting services and other commercial services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

Party A and Party B, being the signing parties to the foregoing Four Agreements, agree that this Agreement shall be the supplementary agreement to the foregoing Four Agreements regarding Party A’s support and services provided to Party B, and the Shareholders of Party B have no objection against this arrangement hereunder.

1.	Services Provided by Party A and Related Arrangements

1.1
Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all necessary services within the scope of the Principal Business as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, equipment or property leasing, intellectual property licensing, marketing consultancy, system integration, product research and development, and system maintenance.

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1.2
Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not enter into the same or similar contractual arrangements with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3	Provision of Services

1.3.1
Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2
To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A's or its designee’s relevant equipment or property based on the requirements of the business development of Party B.

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1.4
The Parties agree and confirm that, in the event of any loss of Party B for any reason, Party A will provide Party B with all necessary financial support, details of which will be separately discussed based on certain circumstance by the Parties.

1.5
The Parties further agree and confirm that, Party A is entitled to purchase all the assets of Party B, for a purchase price equal to the net assets of Party B or the minimum price permitted by PRC laws; the Parties will enter into additional agreements regarding the foregoing purchase of all the assets of Party B.

2.	Calculation and Payment of Service Fees

Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay to Party A the fees (the “Service Fees”) equal to all of the net income of Party B, provided that upon mutual discussion between the Parties and the prior written consent by Party A, the rate of Service Fees may be adjusted based on the services rendered by Party A and the operational needs of Party B.  Party B shall pay to Party A the all  or part of the due but unpaid Service Fees, within ten (10) days upon receiving the written payment instruction or notice of Party A with respect to the services have been provided by Party A;  within 30 days after the end of each quarter, Party B shall  deliver to Party A the management accounts and operating data of Party B for such quarter, including the net income of Party B during such quarter (the “Quarterly Net Income”).  Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Service Fees paid by Party B to Party A in such fiscal year.

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3.	Intellectual Property Rights and Confidentiality Clauses

3.1
To the extent permitted under the PRC laws, Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

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3.2
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations set forth in this Section. Disclosure of any confidential information by the staff members or agencies employed by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

4.1.1	Party A is a wholly foreign owned enterprise legally established and validly existing in accordance with the laws of China.

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4.1.2
Party A has taken all necessary corporate actions and obtained all necessary authorization, consent and approval from third parties and government agencies (if applicable) for the execution and performance of this Agreement.  Party A’s execution and performance of this Agreement do not violate any laws or regulations applicable to Party A.

4.1.3	This Agreement constitutes Party A's legal, valid and binding obligations, and shall be enforceable against Party A in accordance with its terms.

4.2	Party B hereby represents and warrants as follows:

4.2.1
Party B is a company legally established and validly existing in accordance with the laws of China, Party B has obtained, or will obtain without substantial encumbrance, the relevant permit and license for engaging in the Principal Business in a timely manner;

4.2.2
Party B has taken all necessary corporate actions and obtained all necessary authorization, consent and approval from third parties and government agencies (if applicable) for the execution and performance of this Agreement.  Party B’s execution and performance of this Agreement do not violate any laws or regulations applicable to Party B.

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4.2.3	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against Party B in accordance with its terms.

5.	Effectiveness and Term

5.1
This Agreement is executed on the date first above written and shall take effect as of such date. Unless otherwise terminated earlier in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 10 years. This Agreement can be automatically renewed for an additional 10 years upon expiration, provided that no objection is made by Party A within 20 days prior to each tenth anniversary.

6.	Termination

6.1	Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2
During the term of this Agreement, unless Party A commits willful misconduct, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.3	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

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7.	Governing Law and Resolution of Disputes

7.1	The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2
In the event of any dispute with respect to the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement to resolve the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through friendly negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective Arbitration Rules. The arbitration shall be conducted in Fuzhou, and the language used in arbitration shall be Mandarin Chinese. The arbitration award shall be final and binding on all Parties.

7.3
Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

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8.	Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the willful misconduct or fraudulent act of Party A against Party B.

9.	Notices

9.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

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Party A:	Fujian Across Express Information Technology Co., Ltd.
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

Party B:	Fujian Focus Media Co., Ltd.
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2	Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that, to the greatest extent permitted by law, accomplish the intentions of the Parties, and the economic effect originally intended by the Parties.

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12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendments agreements and supplements agreements that have been duly signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal binding force as this Agreement.

13.	Language and Counterparts

This Agreement is written in both Chinese and English language in four copies, each Party having two counter copies with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:	Fujian Across Express Information Technology Co., Ltd.

By:
Name:	CHENG Zheng
Title:	Legal Representative

Party B:	Fujian Fenzhong Media Co., Ltd.

By:
Name:	CHENG Zheng
Title:	Legal Representative

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